                                                                    EXHIBIT 99.1

(REMINGTON LOGO)                                           PRESS RELEASE

                                                       FOR IMMEDIATE RELEASE

                                                    CONTACT: STEVEN J. CRAIG
                                                             SR. VICE PRESIDENT
                                                             (214) 210-2675


              REMINGTON OIL AND GAS CORPORATION ANNOUNCES FINANCIAL
                      RESULTS FOR THE THIRD QUARTER OF 2003

Dallas, TX, October 29, 2003 - Remington Oil and Gas Corporation (NYSE: REM) announced the following third quarter and year to date financial results:

                                               Three Months Ended          Nine Months Ended
                                                 September 30,               September 30,
                                           -------------------------   -------------------------
                                              2003          2002          2003          2002
                                           -----------   -----------   -----------   -----------
                                                  (In thousands, except per share data)
                                           -----------------------------------------------------
TOTAL REVENUES                             $    46,965   $    26,050   $   135,306   $    77,168
NET INCOME                                 $    10,068   $     3,967   $    34,020   $    10,476
BASIC INCOME PER SHARE                     $      0.38   $      0.15   $      1.28   $      0.42
DILUTED INCOME PER SHARE                   $      0.36   $      0.14   $      1.22   $      0.39
NET CASH FLOW PROVIDED BY OPERATIONS       $    25,766   $    23,184   $    88,982   $    52,844
PRODUCTION MCFE                                  9,534         6,994        25,126        21,538

Net income for the third quarter of 2003 increased by $6.1 million, or 154%, to $10.1 million, or $0.38 basic income per share and $0.36 diluted income per share compared to third quarter of 2002. Net income for the first nine months of 2003 increased by $23.5 million, or 225%, to $34.0 million or $1.28 basic income per share and $1.22 diluted income per share compared to the first nine months of 2002. Net income in 2003 increased primarily due to increased production and commodity prices partially offset by higher exploration expenses and higher operating costs due to new producing properties.

Net cash flow provided by operations increased by $2.6 million to $25.8 million during the third quarter and by $36.1 million to $89.0 million for the first nine months of 2003 compared to the same periods in the prior year.

Total production increased by 2.5 Bcfe, or 36%, to 9.5 Bcfe during the third quarter of 2003. Total production for the nine months ended September 30, 2003 increased by 3.6 Bcfe, or 17%, to 25.1 Bcfe. The increase is primarily the result of production from new properties in the Gulf of Mexico. Average oil prices increased by 9% to $28.18 per barrel during the third quarter of 2003 and increased by 24% to $29.45 per barrel during the first nine months of 2003. Average gas prices increased by 53% to $5.00 per Mcf during the third quarter of 2003 and increased by 84% to $5.58 per Mcf during the first nine months of 2003.

                                     -more-

Operating costs (which include direct operating expenses, transportation, severance taxes, and delay rentals) for the three-month periods were $5.3 million ($0.56/Mcfe) during 2003 versus $4.5 million ($0.64/Mcfe) during 2002. For the nine-month periods operating costs were $15.0 million ($0.60 per Mcfe) during 2003 and $12.2 million ($0.57 per Mcfe) in 2002. Operating costs increased primarily due to new operated properties.

Exploration expense increased by $5.0 million during the third quarter of 2003 and by $9.8 million during the first nine months of 2003 primarily because of increased dry hole expense and impairment expense. Dry hole expense for 2003 includes 8 wells in the Gulf of Mexico, one well in Mississippi and one well in South Texas for a total cost of $19.7 million compared to $9.8 million dry hole expense in 2002. During the third quarter of 2003 dry hole expense totaled $7.4 million compared to $3.3 million during the third quarter of 2002.

Depreciation, depletion, and amortization expense increased from $9.4 million ($1.34 per Mcfe) during the third quarter of 2002 to $15.1 million ($1.58 per Mcfe) during the third quarter of 2003 and from $29.2 million ($1.36 per Mcfe) during the first nine months of 2002 to $38.6 million ($1.54 per Mcfe) during the first nine months of 2003. The increase in the rate is the result of the increase in production from properties with higher property costs per Mcfe.

General and administrative expenses in total have increased slightly due to employee related expense, but have decreased to $0.18 per Mcfe for the three months ended September 30, 2003 compared to $0.24 per Mcfe in 2002 and to $0.22 per Mcfe for the nine months ended September 30, 2003 compared to $0.25 per Mcfe in 2002. The decrease per Mcfe is primarily due to the 36% increase in production during the third quarter of 2003 compared to 2002. Included in general and administrative expenses is non-cash stock based compensation expense which is $0.04 and $0.06 per Mcfe during the three months ended September 30, 2003 and 2002, respectively and $0.05 and $0.06 per Mcfe for the nine months ended September 30, 2003 and 2002, respectively.

Interest and financing expenses increased slightly during the third quarter of 2003 compared to the third quarter of 2002, but decreased by 23% because of lower average bank debt during the first nine months of 2003 compared to 2002. On a per Mcfe basis interest and financing costs decreased by $0.01 per Mcfe during the third quarter of 2003, and by $0.03 per Mcfe for the first nine months of 2003 compared to the same periods in 2002.

James A. Watt, President and Chief Executive Officer said, "Third quarter production volumes were at the highest levels the company has ever achieved. The active fourth quarter drilling schedule exposes our shareholders to significant new resource potential for 2004 and beyond."

Remington Oil and Gas Corporation is an independent oil and gas exploration and production company headquartered in Dallas, Texas, with operations concentrating in the onshore and offshore regions of the Gulf Coast.

Statements concerning future revenues and expenses, results of exploration, exploitation, development and acquisition expenditures, and reserve levels are forward-looking statements. These statements are based on assumptions concerning commodity prices, drilling results and production, administrative and interest costs that management believes are reasonable based on currently available information; however, management's assumptions and the Company's future performance are subject to a wide range of business risks and there is no assurance that these goals and projections can or will be met. Further information is available in the Company's filings with the Securities and Exchange Commission, which are incorporated by this reference.


                                      # # #

                        REMINGTON OIL AND GAS CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                        (In thousands, except share data)


                                                                                  September 30,    December 31,
                                                                                      2003             2002
                                                                                  -------------    -------------
ASSETS
    CURRENT ASSETS                                                                 (Unaudited)
     Cash and cash equivalents                                                    $      14,573    $      14,929
     Accounts receivable                                                                 44,042           32,555
     Prepaid expenses and other current assets                                            5,045            4,978
                                                                                  -------------    -------------
    TOTAL CURRENT ASSETS                                                                 63,660           52,462
                                                                                  -------------    -------------
    PROPERTIES
     Oil and natural gas properties (successful-efforts method)                         589,956          510,921
     Other properties                                                                     3,341            3,182
     Accumulated depreciation, depletion and amortization                              (313,896)        (279,722)
                                                                                  -------------    -------------
    TOTAL PROPERTIES                                                                    279,401          234,381
                                                                                  -------------    -------------
    OTHER ASSETS                                                                          2,361            2,150
                                                                                  -------------    -------------
 TOTAL ASSETS                                                                     $     345,422    $     288,993
                                                                                  =============    =============

 LIABILITIES AND STOCKHOLDERS' EQUITY
    CURRENT LIABILITIES
       Accounts payable and accrued liabilities                                   $      35,784    $      47,523
       Short-term notes payable and current portion of other long-term payables           1,811            1,715
                                                                                  -------------    -------------
    TOTAL CURRENT LIABILITIES                                                            37,595           49,238
                                                                                  -------------    -------------
    LONG-TERM LIABILITIES
       Notes payable                                                                     37,400           37,400
       Other long-term payables                                                             168            1,503
       Asset retirement obligation                                                       14,631               --
       Deferred income tax liability                                                     24,085            7,192
                                                                                  -------------    -------------
    TOTAL LONG-TERM LIABILITIES                                                          76,284           46,095
                                                                                  -------------    -------------
    TOTAL LIABILITIES                                                                   113,879           95,333
                                                                                  -------------    -------------
    Commitments and contingencies
    STOCKHOLDERS' EQUITY
       Preferred stock, $.01 par value, 25,000,000 shares authorized, no shares
          outstanding                                                                        --               --
       Common stock, $.01 par value, 100,000,000 shares authorized,
        26,880,758 shares issued and 26,846,399 shares outstanding in 2003,
        26,327,195 shares issued and 26,236,459 shares outstanding in 2002                  270              263
       Additional paid-in capital                                                       119,822          115,827
       Restricted common stock                                                            3,156            5,468
       Unearned compensation                                                             (1,996)          (3,192)
       Retained earnings                                                                110,291           76,271
       Treasury stock                                                                        --             (977)
                                                                                  -------------    -------------
    TOTAL STOCKHOLDERS' EQUITY                                                          231,543          193,660
                                                                                  -------------    -------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                        $     345,422    $     288,993
                                                                                  =============    =============

                        REMINGTON OIL AND GAS CORPORATION
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                   (Unaudited)
                    (In thousands, except per share amounts)

                                                         Three Months Ended             Nine Months Ended
                                                            September 30,                 September 30,
                                                     ---------------------------   ---------------------------
                                                         2003           2002           2003           2002
                                                     ------------   ------------   ------------   ------------
REVENUES
   Oil sales                                         $     12,287   $     12,802   $     38,524   $     31,227
   Gas sales                                               34,580         13,135         96,428         41,491
   Gain on sale of assets                                      --             --             --          4,095
   Other income                                                98            113            354            355
                                                     ------------   ------------   ------------   ------------
TOTAL REVENUES                                             46,965         26,050        135,306         77,168
                                                     ------------   ------------   ------------   ------------
COSTS AND EXPENSES
   Operating                                                5,322          4,477         14,991         12,199
   Exploration                                              8,961          3,976         22,425         12,598
   Depreciation, depletion and amortization                15,050          9,384         38,599         29,201
   General and administrative                               1,710          1,697          5,634          5,347
   Interest and financing                                     433            413          1,318          1,706
                                                     ------------   ------------   ------------   ------------
TOTAL COSTS AND EXPENSES                                   31,476         19,947         82,967         61,051
                                                     ------------   ------------   ------------   ------------
INCOME BEFORE TAXES                                        15,489          6,103         52,339         16,117
                                                     ------------   ------------   ------------   ------------
   Income tax expense                                       5,421          2,136         18,319          5,641
                                                     ------------   ------------   ------------   ------------
NET INCOME                                           $     10,068   $      3,967   $     34,020   $     10,476
                                                     ============   ============   ============   ============

 BASIC INCOME PER SHARE                              $       0.38   $       0.15   $       1.28   $       0.42
                                                     ============   ============   ============   ============

 DILUTED INCOME PER SHARE                            $       0.36   $       0.14   $       1.22   $       0.39
                                                     ============   ============   ============   ============

 WEIGHTED AVERAGE SHARES OUTSTANDING (BASIC)               26,771         26,140         26,548         24,990
                                                     ============   ============   ============   ============

 WEIGHTED AVERAGE SHARES OUTSTANDING (DILUTED)             28,046         27,775         27,953         26,887
                                                     ============   ============   ============   ============

PRODUCTION
   Oil (MBbls)                                                436            494          1,308          1,318
   Gas (MMcf)                                               6,918          4,030         17,278         13,630
   Total Production Mcfe                                    9,534          6,994         25,126         21,538

AVERAGE PRICES
   Oil                                               $      28.18   $      25.91   $      29.45   $      23.69
   Gas                                               $       5.00   $       3.26   $       5.58   $       3.04

                        REMINGTON OIL AND GAS CORPORATION
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (Unaudited)
                                 (In thousands)


                                                                             Nine Months Ended
                                                                               September 30,
                                                                      ------------------------------
                                                                          2003              2002
                                                                      -------------    -------------
CASH FLOW PROVIDED BY OPERATIONS
  NET INCOME                                                          $      34,020    $      10,476
  Adjustments to reconcile net income
    Depreciation, depletion and amortization                                 38,599           29,201
    Deferred income taxes                                                    18,244            5,641
    Amortization of deferred charges                                            161              164
    Dry hole and impairment costs                                            21,443           11,993
    Cash paid for dismantlement costs                                        (1,284)             (86)
    Stock based compensation                                                  1,171            1,246
    (Gain) on sale of properties                                                 --           (4,095)
  Changes in working capital
    (Increase) in accounts receivable                                       (11,494)          (3,674)
    (Increase) in prepaid expenses and other current assets                    (139)          (4,436)
    (Decrease) increase in accounts payable and accrued liabilities         (11,739)           6,414
                                                                      -------------    -------------
   NET CASH FLOW PROVIDED BY OPERATIONS                                      88,982           52,844
                                                                      -------------    -------------
   CASH FROM INVESTING ACTIVITIES
    Payments for capital expenditures                                       (89,147)         (76,650)
    Proceeds from property sales                                                 --            7,738
                                                                      -------------    -------------
   NET CASH (USED IN) INVESTING ACTIVITIES                                  (89,147)         (68,912)
                                                                      -------------    -------------
   CASH FROM FINANCING ACTIVITIES
    Proceeds from note payable                                                   --            6,600
    Loan origination costs                                                     (293)              --
    Payments on notes payable and other long-term payables                   (1,239)         (53,997)
    Common stock issued                                                       2,150           54,379
    Treasury stock acquired                                                    (809)            (977)
                                                                      -------------    -------------
   NET CASH PROVIDED BY FINANCING ACTIVITIES                                   (191)           6,005
                                                                      -------------    -------------
NET (DECREASE) IN CASH AND CASH EQUIVALENTS                                    (356)         (10,063)
   Cash and cash equivalents at beginning of period                          14,929           19,377
                                                                      -------------    -------------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                            $      14,573    $       9,314
                                                                      =============    =============